[KPMG PEAT MARWICK LETTERHEAD]                    Exhibit 23.2

The Board of Directors
NSK-Warner Kabushiki Kaisha:


                           INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in Registration Statement Nos. 333-45491, 333-45493, 333-45507, and 333-45499, dated February 3, 1998; 333-75564,
33-75566, 33-75568, 33-75572, 33-75574, 33-67822, and 33-67824 dated February 1,
1995; 33-92430, 33-92428, 33-92432, and 33-92426 dated May 17, 1995; 33-92862 and 33-92860 dated May 30, 1995; 33-92858 dated June 1, 1995; 333-12941, 333-
12875, and 333-12939 dated September 27, 1996; and 333-17179 dated December 3,
1996 of Borg-Warner Automotive, Inc. on Form S-8 of our report dated April 24, 1998 with respect to the consolidated balance sheets of NSK-Warner Kabushiki Kaisha as of March 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1998 which report appears in the Annual Report on Form 10-K/A of Borg-Warner Automotive, Inc. for the year ended December 31, 1997.

/s/ KPMG Peat Marwick
-------------------
KPMG PEAT MARWICK

Tokyo, Japan

June 26, 1998